Exhibit 99.1

Press Release

K-SEA TRANSPORTATION PARTNERS L.P. ANNOUNCES RESULTS FOR FOURTH QUARTER AND FISCAL YEAR ENDED JUNE 30, 2008

NEW YORK, AUGUST 12, 2008 – K-Sea Transportation Partners L.P. (NYSE: KSP) today announced its operating results and net income for the fourth fiscal quarter and year ended June 30, 2008.  Net income for the fourth quarter was $6.4 million, or $0.45 per fully diluted limited partner unit, compared to $3.8 million, or $0.37 per unit, in the same period a year ago.  For the full fiscal year, net income was $25.7 million, or $1.95 per fully diluted limited partner unit, compared to net income of $15.8 million, or $1.55 per fully diluted limited partner unit, for the year ended June 30, 2007.  Operating income for the fourth quarter of fiscal 2008 was $11.8 million, compared to $7.8 million for the three months ended June 30, 2007.  Operating income for fiscal 2008 was $45.6 million, compared to $30.7 million for fiscal 2007.

Resolution of the depreciation issues referred to in the Company’s August 5 announcement resulted in the recognition of $2.6 million in additional depreciation expense for the nine months ended March 31, 2008.  This non-cash adjustment relates to the expensing of fixed asset costs for accounting purposes, and has no impact on distributable cash flow or EBITDA.  The Company will file amended quarterly reports on Form 10-Q for each of the first three quarters of fiscal 2008 to restate the quarterly results for this depreciation expense adjustment.

About K-Sea Transportation Partners

K-Sea Transportation Partners is one of the largest coastwise tank barge operators in the United States.  The Company provides refined petroleum products transportation, distribution and logistics services in the U.S. domestic marine transportation market, and its common units trade on the New York Stock Exchange under the symbol KSP.  For additional information, please visit the Company’s website, including the Investor Relations section, at www.k-sea.com .

Use of Non-GAAP Financial Information

The Company reports its financial results in accordance with generally accepted accounting principles (GAAP).  However, certain non-GAAP financial measures such as EBITDA and distributable cash flow are also presented.  EBITDA is used as a supplemental financial measure of operating performance by management and by external users of financial statements to assess (a) the financial performance of the Company’s assets and the Company’s ability to generate cash sufficient to pay interest on indebtedness and make distributions to partners, (b) the Company’s operating performance and return on invested capital as compared to other companies in the industry, and (c) compliance with certain financial covenants in the Company’s debt agreements.  Management believes distributable cash flow is useful as another measure of the Company’s financial and operating performance, and its ability to declare and pay distributions to partners.  Distributable cash flow does not represent the amount of cash required to be distributed under the Company’s partnership agreement.  Neither EBITDA nor distributable cash flow should be considered as alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity under GAAP.  EBITDA and distributable cash flow as presented herein may not be comparable to similarly titled measures of other companies. A reconciliation of each of these measures to net income, the most directly comparable GAAP measure, is presented in the tables below.

Cautionary Statements

This press release contains forward-looking statements, which include any statements that are not historical facts, such as the Company’s expectations regarding business outlook, vessel utilization, delivery and integration of newbuild and acquired vessels (including the cost, timing and effects thereof), growth in earnings, distributable cash flow, expected distributions per unit, and future results of operations.  These statements involve risks and uncertainties, including, but not limited to, insufficient cash from operations, a decline in demand for refined petroleum products, a decline in demand for tank vessel capacity, intense competition in the domestic tank barge industry, the occurrence of marine accidents or other hazards, the loss of any of the Company’s largest customers, fluctuations in charter rates, delays or cost overruns in the construction of new vessels,  failure to comply with the Jones Act, modification or elimination of the Jones Act and adverse developments in the marine transportation business and other factors detailed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.  If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected.  The Company disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Contact K-Sea Transportation Partners L.P

John J. Nicola, Chief Financial Officer, 732 565-3818

K-SEA TRANSPORTATION PARTNERS L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per unit data)

	Three months ended		Year ended
	June 30,		June 30,
	2008	2007	2008	2007

Voyage revenue	$85,675	$57,449	$312,680	$216,924
Bareboat charter and other revenue	4,419	2,554	13,600	9,650
Total revenues	90,094	60,003	326,280	226,574

Voyage expenses	23,550	13,237	79,427	45,875
Vessel operating expenses	33,549	24,630	124,551	96,005
General and administrative expenses	7,782	5,173	28,947	20,472
Depreciation and amortization	13,673	9,198	48,311	33,415
Net (gain) loss on disposal of vessels	(304)	(64)	(601)	102
Total operating expenses	78,250	52,174	280,635	195,869

Operating income	11,844	7,829	45,645	30,705

Interest expense, net	5,225	3,871	21,275	14,097
Other expense (income), net	75	(17)	(1,827)	(63)

Income before provision for income taxes	6,544	3,975	26,197	16,671
Provision for income taxes	183	183	529	851
Net income	$6,361	$3,792	$25,668	$15,820

General partner’s interest in net income	$93	$76	$405	$316
Limited partners’ interest in:
Net income	$6,268	$3,716	$25,263	$15,504
Net income per unit - basic	$0.46	$0.37	$1.97	$1.56
- diluted	$0.45	$0.37	$1.95	$1.55
Weighted average units outstanding - basic	13,716	9,943	12,847	9,936
- diluted	13,819	10,020	12,952	10,020

Supplemental Operating Statistics

	Three months ended		Year ended
	June 30,		June 30,
	2008	2007	2008	2007
Local Trade:
Average daily rate (1)	$7,439	$7,122	$7,070	$6,851
Net utilization (2)	82%	76%	80%	79%

Coastwise Trade:
Average daily rate	$14,129	$13,048	$13,731	$12,375
Net utilization	88%	87%	87%	90%

Total Fleet
Average daily rate	$11,784	$10,615	$11,334	$10,097
Net utilization	85%	82%	84%	85%

(1)	Average daily rate is equal to the net voyage revenue earned by a group of tank vessels during the period, divided by the number of days worked by that group of tank vessels during the period.

(2)	Net utilization is equal to the total number of days worked by a group of tank vessels during the period, divided by total calendar days for that group of tank vessels during the period.

K-SEA TRANSPORTATION PARTNERS L.P.

Reconciliation of Unaudited Non-GAAP Financial Measures to GAAP Measures

(in thousands)

Distributable Cash Flow (1)

	Three months ended		Year ended
	June 30, 2008		June 30, 2008

Net income	$6,361		$25,668
Adjustments to reconcile net income to distributable cash flow :
Depreciation and amortization (2)	13,815		48,819
Non cash compensation cost under long term incentive plan	291		1,156
Adjust gain/loss on vessel sale to net proceeds	276		1,592
Deferred income tax expense	45		477
Maintenance capital expenditures (3)	(6,000)		(22,700)

Distributable cash flow	14,788		55,012

Cash distribution in respect of the period	$11,670		$44,593

Distribution coverage	1.27	x	1.23	x

(1) Distributable Cash Flow provides additional information for evaluating our operating performance and ability to continue to make quarterly distributions, and is presented solely as a supplemental performance measure.

(2) Including amortization of deferred financing costs.

(3) Maintenance capital expenditures are the estimated cash capital expenditures necessary to maintain the operating capacity of our capital assets over the long term.  This amount includes two components: 1) an allowance for future scheduled drydocking costs calculated using annually updated projections of such costs over the next five years.  Based on historical results, the difference between cumulative amounts charged and the actual amounts spent are adjusted over the same five-year period; 2) an allowance to replace the operating capacity of vessels which are scheduled to phase out by January 1, 2015 under OPA 90.

Earnings before Interest, Taxes, Depreciation and Amortization

	Three months ended		Year ended
	June 30,		June 30,
	2008	2007	2008	2007

Net income	$6,361	$3,792	$25,668	$15,820
Adjustments to reconcile net income to EBITDA :
Depreciation and amortization	13,673	9,198	48,311	33,415
Interest expense, net	5,225	3,871	21,275	14,097
Provision for income taxes	183	183	529	851

EBITDA	$25,442	$17,044	$95,783	$64,183

K-SEA TRANSPORTATION PARTNERS L.P.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	June 30,	June 30,
	2008	2007

Assets
Current assets:
Cash and cash equivalents	$1,752	$912
Accounts receivable, net	27,871	20,664
Prepaid expenses and other current assets	15,366	6,021
Total current assets	44,989	27,597

Vessels and equipment, net	608,209	358,580
Construction in progress	40,370	13,285
Goodwill	54,300	16,385
Other assets	30,542	13,967
Total assets	$778,410	$429,814

Liabilities and Partners’ Capital
Current liabilities:
Current portion of long-term debt and capital lease obligation	$16,754	$9,270
Accounts payable and accrued expenses	49,050	29,135
Total current liabilities	65,804	38,405

Term loans and capital lease obligation	256,381	137,946
Credit line borrowings	166,071	97,071
Other liabilities	6,707	—
Deferred taxes	3,750	3,739
Total liabilities	498,713	277,161
Non-controlling interest in equity of joint venture	4,519	—
Commitments and contingencies
Partners’ Capital	275,178	152,653
Total liabilities and partners’ capital	$778,410	$429,814